Tidal Trust II 485BPOS

Exhibit 99(d)(xxv)(i)

FIRST AMENDMENT TO THE

SUB-ADVISORY ADVISORY AGREEMENT

This First Amendment to the Sub-Advisory Agreement (the “Amendment”) is made as of July 17, 2023, by and between Toroso Investments, LLC (the “Adviser”) and ZEGA Financial, LLC (the “Sub-Adviser”).

BACKGROUND:

A.	The Adviser and the Sub-Adviser are parties to a Sub-Advisory Agreement dated as of September 19, 2022 (the “Agreement”).

B.	The parties desire to supplement Schedule A to the Agreement with the addition of the following nine new series:
●	YieldMax MSTR Option Income Strategy ETF;
●	YieldMax ABNB Option Income Strategy ETF;
●	YieldMax AMD Option Income Strategy ETF;
●	YieldMax MRNA Option Income Strategy ETF;
●	YieldMax PYPL Option Income Strategy ETF;
●	YieldMax DIS Option Income Strategy ETF;
●	YieldMax JPM Option Income Strategy ETF;
●	YieldMax MSFT Option Income Strategy ETF; and
●	YieldMax XOM Option Income Strategy ETF.

C.	The names of the existing Funds changed subsequent to the date of the Agreement, and the parties desire to further amend Schedule A to reflect each existing Fund’s current name.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TOROSO INVESTMENTS, LLC

By:	/s/ Dan Carlson
Name:	Dan Carlson
Title:	CFO

ZEGA Financial, LLC

By:	/s/ Jay Pestrichelli
Name:	Jay Pestrichelli
Title:	CEO

Amended and Restated Schedule A

to the

Sub-Advisory Agreement by and between Toroso Investments, LLC and ZEGA Financial, LLC

(July 17, 2023)

Fund Name	Sub-Advisory Fee	Effective Date	Trading Authority	Proxy Voting Authority
YieldMax AAPL Option Income Strategy ETF	*	4/17/2023	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax AMZN Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax BRK.B Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax COIN Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax META Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	[ ] Full [ ] Advisory ☒ None
YieldMax GOOGL Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax NFLX Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax NVDA Option Income Strategy ETF	*	5/10/2023	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None

YieldMax SQ Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax TSLA Option Income Strategy ETF	*	11/22/2022	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax Innovation Option Income Strategy ETF	*	11/22/2022	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax KWEB Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax GDX Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax XBI Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax TLT Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax MSTR Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax ABNB Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax AMD Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None

YieldMax MRNA Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax PYPL Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax DIS Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax JPM Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax MSFT Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None
YieldMax XOM Option Income Strategy ETF	*	Commencement of Operations	☒ Fully Discretionary ☐ Partially Discretionary ☐ Non-Discretionary	☐ Full ☐ Advisory ☒ None

*       Minimum of $36,000 with fee breakpoints as follows:

9 bps on AUM up to $250M

8 bps on AUM between $250M and $500M

7 bps on AUM between $500M and $1 B; and

6 bps on AUM > $1 B

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